Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Cannabis Science, Inc.

Colorado Springs, Colorado

We consent to the reference to our Independent Registered Public Accounting Firm Report dated April 17, 2015, on our audit of the financial statements of Cannabis Science, Inc. as of December 31, 2014 and 2013 and for the years then ended, to be incorporated by reference in the Form S-8 to be filed with the Commission on or about February 26, 2016.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

February 26, 2016